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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT

     The Company has one subsidiary but does not consider it a significant subsidiary as defined in Rule 601 of Regulation S-K, of the Securities Act of 1933, as amended.